UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

TRANSATLANTIC PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1840, 444 – 5th Ave., SW Calgary, Alberta, Canada		T2P 2T8
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (403) 262-8556

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2008, TransAtlantic Petroleum Corp. (the “Company”) closed the acquisition (the “Longe Acquisition”) of all of the issued and outstanding shares of Longe Energy Limited (“Longe”) from Longfellow Energy, LP (“Longfellow”), pursuant to that certain Purchase Agreement dated September 19, 2008, by and between Longfellow and the Company (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued to Longfellow 39,583,333 common shares of the Company (the “Common Shares”) and 10,000,000 Common Share purchase warrants (the “Purchase Warrants”). The Purchase Warrants are exercisable until December 30, 2011 and, upon exercise, will entitle the holder to purchase one Common Share for each Purchase Warrant at an exercise price of US$3.00 per Common Share. N. Malone Mitchell, 3rd, chairman of the board of directors of the Company, and his wife and children indirectly own 100% of Longfellow.

Concurrently with the closing of the Longe Acquisition, the Company closed a private placement (the “Private Placement”) in which it issued an aggregate of 35,416,667 Common Shares at a purchase price of US$1.20 per Common Share, resulting in gross proceeds to the Company of US$42,500,000. The Company issued Common Shares to the following purchasers (the “Purchasers”): (i) 34,208,917 Common Shares to Dalea Partners, LP (“Dalea”); (ii) 250,000 Common Shares to Matthew McCann; (iii) 200,000 Common Shares to Monte Bell; (iv) 85,000 Common Shares to Barbara and Terry Pope; (v) 172,750 Common Shares to Riata TransAtlantic LLC; and (vi) 500,000 Common Shares to Gillco Energy, LP. To the knowledge of the Company, each of the purchasers paid for the Common Shares from its own funds.

In connection with the Longe Acquisition and the Private Placement, and as a condition to the closing of the Purchase Agreement, the Company and Riata Management, LLC (“Riata”) entered into an Amended and Restated Registration Rights Agreement (“Amended Registration Rights Agreement”) on December 30, 2008. Pursuant to the Amended Registration Rights Agreement, from time to time and subject to certain limitations, Riata will have the right to request that the Company effect the qualification under Canadian securities laws of all or part of the Common Shares (and any securities of the Company issued on conversion of, in exchange for or in replacement of such Common Shares) owned or controlled by Riata, certain Riata entities, the Purchasers and Longfellow (the “Qualifiable Securities”), to permit the distribution of such Qualifiable Securities to the public in any or all of the provinces and territories of Canada (a “Demand Qualification”). The Company will not be obligated to effect any Demand Qualification for less than Cdn$5,000,000 or to effect more than two Demand Qualifications in any twelve-month period or until a period of at least 90 days has elapsed from the effective date of the most recent previous qualification.

In addition to the Demand Qualification rights, subject to certain limitations, if the Company proposes to file a prospectus under Canadian securities laws in order to permit the qualification of securities that are to be sold by the Company or by any of its shareholders, the Company will use all reasonable efforts to include in the proposed distribution such number of Qualifiable Securities as Riata shall request upon the same terms as such distribution.

Mr. Mitchell and his wife own 100% of Riata. In addition, Riata and the Company are parties to a services agreement effective as of May 1, 2008, under which the Company and Riata agreed to provide technical and administrative services to each other from time to time on an as-needed basis. During the nine months ended September 30, 2008, the Company recorded expenditures of $457,000 for services provided by Riata and the Company received a reimbursement of expenses in the amount of $832,000 from Longe related to Longe’s participation in the Company’s Moroccan exploration permits.

A copy of the Amended Registration Rights Agreement and Purchase Warrant are filed as Exhibits 4.1 and 4.2, respectively, to this current report on Form 8-K and are incorporated herein by reference. The foregoing description of the Amended Registration Rights Agreement and Purchase Warrant is qualified in its entirety by reference to the full text of the Amended Registration Rights Agreement and Purchase Warrant.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.01.

The consideration paid by the Company in connection with the Longe Acquisition was proposed by Longe and approved by the Company’s board of directors (excluding Malone Mitchell and Matthew McCann). A special committee of independent directors of the Company’s board of directors (the “Special Committee”) also approved the consideration proposed by Longe. In addition, the Special Committee retained Erickson Partners, LLC, an independent valuation and financial advisory firm (“Erickson”) to prepare a Fairness Opinion and Valuation. Erickson estimated the fair market value of the shares of Longe and concluded that the fair market value of the Longe shares exceeded the consideration proposed to be given to Longfellow by the Company.

Longe is a vertically integrated, development stage company engaged in oil and gas exploration and development in Morocco. It was originally incorporated in April 2008 in order to participate with the Company in the Company’s Tselfat and Guercif exploration permits in Morocco.

Item 3.02	Unregistered Sale of Equity Securities.

The information in Item 1.01 of this report is incorporated into this Item 3.02 by reference.

The offer of Common Shares in the Private Placement was conducted without general solicitation or advertising in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. Each of the Purchasers represented that it is an “accredited investor” as defined in Rule 501 of Regulation D and confirmed that the Common Shares were acquired for investment purposes and not with a view to resale or distribution.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.01.

Mr. Mitchell is a partner of Dalea and a manager of Dalea Management LLC, the general partner of Dalea, and Riata TransAtlantic LLC is managed by Mr. Mitchell. Consequently, Mr. Mitchell may be deemed to beneficially own the Common Shares held by Dalea and Riata TransAtlantic LLC. In addition, Mr. Mitchell may be deemed to beneficially own the shares held by Longfellow. Prior to the Longe Acquisition and the Private Placement, the Company was controlled by its public shareholders, and Mr. Mitchell beneficially owned 28.3% of the Common Shares. Immediately following the Longe Acquisition and the Private Placement on December 30, 2008, Mr. Mitchell beneficially owned 64.6% of the outstanding Common Shares and may be deemed to control the Company due to his beneficial ownership of Common Shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2009, the Company appointed Matthew McCann to the position of Chief Executive Officer. Mr. McCann replaces Scott Larsen as Chief Executive Officer. Mr. Larsen will remain President of the Company and continue to serve on the Company’s board of directors.

Mr. McCann, age 40, currently serves as a director and as Chief Executive Officer of the Company. Since April 2008, Mr. McCann has served as Vice President of Longe, an indirect wholly-owned subsidiary of the Company engaged in oil and gas exploration and development in Morocco. Since 2007, Mr. McCann has also served as General Counsel of Riata, a private oil and gas exploration and production company that is owned by Mr. Mitchell, chairman of the Company, and his wife. From 2005 to 2007, Mr. McCann served as Vice President, Legal &

Corporate Secretary for Sandridge Energy, Inc., an independent natural gas and oil company concentrating in exploration, development and production activities, and from 2001 to 2005, Mr. McCann served as General Counsel for Riata Energy, the predecessor entity to Sandridge Energy, Inc.

Mr. McCann participated in the Private Placement on December 30, 2008, purchasing 250,000 Common Shares at a purchase price of US$1.20 per Common Share. The Company issued an aggregate of 35,416,667 Common Shares in the Private Placement, resulting in gross proceeds to the Company of US$42,500,000. In addition, on May 30, 2008, Mr. McCann purchased 1,100,000 Common Shares at Cdn$0.36 per Common Share in the second stage of a private placement in which the Company issued 25 million Common Shares for gross proceeds of Cdn$9,000,000 to the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

In accordance with paragraph 9.01(a)(4) of the Instructions to Form 8-K, the Company will file an amendment to this current report on Form 8-K containing the financial statements required in Item 9.01(a) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the Longe Acquisition.

(b)	Pro Forma Financial Information.

In accordance with paragraph 9.01(b)(2) of the Instructions to Form 8-K, the Company will file an amendment to this current report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the Longe Acquisition.

(d)	Exhibits

4.1	Amended and Restated Registration Rights Agreement, dated December 30, 2008, by and between TransAtlantic Petroleum Corp. and Riata Management, LLC.

4.2	Common Share Purchase Warrant, dated December 30, 2008, by and between TransAtlantic Petroleum Corp. and Longfellow Energy, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Registration Rights Agreement, dated December 30, 2008, by and between TransAtlantic Petroleum Corp. and Riata Management, LLC.

4.2	Common Share Purchase Warrant, dated December 30, 2008, by and between TransAtlantic Petroleum Corp. and Longfellow Energy, LP.